Exhibit 10.2
PENNYMAC ROLL-UP FACILITY	EXECUTION

AMENDMENT NO. 3
TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 3 to Second Amended and Restated Master Repurchase Agreement, dated as of February 1, 2018 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (a “Buyer”), Alpine Securitization LTD (a “Buyer”), PennyMac Holdings, LLC (“PennyMac Holdings”), PennyMac Corp. (“PMC”), PennyMac Operating Partnership, L.P., in their capacity as sellers (“POP”, together with PennyMac Holdings and PMC, each a “Seller” and, collectively, the “Sellers”), PMC REO Financing Trust, an asset subsidiary (the “REO Subsidiary” and together with the Sellers, the “Seller Parties”) and PennyMac Mortgage Investment Trust (“PMIT”) and POP, in their capacity as guarantors (each, a “Guarantor” and collectively, the “Guarantors”).

RECITALS

The Administrative Agent, the Buyers, the Seller Parties and the Guarantors are parties to that certain Second Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017 (as amended by Amendment No. 1, dated as of June 1, 2017 and Amendment No. 2, dated as of December 20, 2017, the “Existing Repurchase Agreement”, and as amended by this Amendment, the “Repurchase Agreement”). The Guarantors are parties to that certain Second Amended and Restated Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of April 28, 2017, by the Guarantors in favor of Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Administrative Agent, the Buyers, the Seller Parties and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Administrative Agent has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Administrative Agent, the Buyers, the Seller Parties and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1deleting the definition of “Obligations” and replacing it with the following:

“Obligations” means (a) all of Seller Parties’ indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Payment Date, and other obligations and liabilities, to Administrative Agent and Buyers, its Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Administrative Agent, Buyers or Administrative Agent on behalf of

Buyers in order to preserve any Purchased Asset and/or Contributed Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of a Seller Parties’ indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset and/or Contributed Asset, or of any exercise by Administrative Agent or Buyers of their rights under the Program Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; (d) all of any Seller Parties’ indemnity obligations to Administrative Agent, Buyers and Custodian pursuant to the Program Agreements; (e) all of Copper Securities Holding’s obligations under the CRT Repurchase Agreement and CRT Facility Documents; (f) all of PMC’s obligations under the CUSIP Repurchase Agreement and CUSIP Facility Documents; (g) all of PMC’s obligations under the FMSR Facility Documents and (h) all of PMC’s obligations under the Conventional MSR Loan Facility Documents.

1.2adding the following definitions in proper alphabetical order:

“Conventional MSR Loan Agreement” means that certain Loan and Security Agreement between PMC, PennyMac Holdings, PMIT and Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch, dated as of February 1, 2018, as amended, restated, supplemented or otherwise modified from time to time.

“Conventional MSR Loan Facility Documents” means the Conventional MSR Loan Agreement and the other “Facility Documents” as defined in the Conventional MSR Loan Agreement.

SECTION 2.Security Interest. Section 8(a) of the Existing Repurchase Agreement is hereby amended by adding the following subsection (6) at the end thereof:

(6) Administrative Agent and PMC hereby agree that in order to further secure PMC’s Obligations hereunder, PMC hereby grants to Administrative Agent, for the benefit of Buyers, a security interest in (i) PMC’s rights under the Conventional MSR Loan Facility Documents, including, without limitation, any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created, and (ii) all collateral however defined or described under the Conventional MSR Loan Facility Documents (the “Additional Collateral”). PMC hereby instructs Buyer, as the lender under the Conventional MSR Loan Facility Documents, that upon receipt of a notice of an Event of Default under this Agreement, the Buyer, as lender thereunder, is authorized and instructed to remit to Administrative Agent for the benefit of Buyers hereunder directly any amounts otherwise payable to PMC under the Conventional MSR Loan Facility Documents and to deliver to Administrative Agent for the benefit of Buyers all collateral otherwise deliverable to PMC. In furtherance of foregoing, upon repayment of the entire “Obligations” (as defined in the Conventional MSR Loan Facility Documents) under the Conventional MSR Loan Agreement and the termination of all obligations of the lender thereunder or other termination of the Conventional MSR Loan Facility Documents following the repayment of all obligations thereunder that the lender thereunder deliver to Administrative Agent for the benefit of Buyers hereunder any collateral then in its possession or control. The foregoing provision (6) is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and

‑2‑

Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.

SECTION 3.Cross Default. Section 15b. of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

b. Any Seller Party, Underlying Repurchase Counterparty, any Guarantor or any Affiliates thereof shall be in default under (i) any Indebtedness, including, without limitation, the CRT Facility Documents, the CUSIP Facility Documents and the Conventional MSR Loan Facility Documents, in the aggregate, in excess of $1.5 million of any Seller, Underlying Repurchase Counterparty, any Guarantor or any Affiliate thereof or $500,000 of the REO Subsidiary, which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract or contracts, in the aggregate in excess of $1.5 million to which any Seller, Underlying Repurchase Counterparty, any Guarantor or any Affiliate thereof or $500,000 to which the REO Subsidiary is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

SECTION 4.Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

4.1Delivered Documents.  On the Amendment Effective Date, the Administrative Agent on behalf of Buyers shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a)this Amendment, executed and delivered by duly authorized officers of the Administrative Agent, the Buyers, the Seller Parties and the Guarantors;

(b)Amendment No. 2 to Second Amended and Restated Pricing Side Letter, executed and delivered by duly authorized officers of the Administrative Agent, the Buyers, the Seller Parties and the Guarantors;

(c)evidence that all other actions necessary to perfect and protect Administrative Agent’s interest in the Additional Collateral have been taken; and

(d)such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 5.Representations and Warranties.  Each Seller Party hereby represents and warrants to the Administrative Agent and Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of Repurchase Agreement.

‑3‑

SECTION 6.Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7.Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 8.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9.GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 10.Reaffirmation of Guaranty.  The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty. Each Guarantor acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of the Seller Parties to Administrative Agent and Buyers under the Repurchase Agreement and related Program Agreements, as amended hereby.

[Remainder of page intentionally left blank]

‑4‑

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,
as Administrative Agent

By:	/s/ Margaret Dellafera
Name: Margaret Dellafera
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Committed Buyer and as a Buyer

By:	/s/ Erin McCutcheon
Name: Erin McCutcheon
Title: Authorized Signatory

By:	/s/ Michael Eaton
Name: Michael Eaton
Title: Authorized Signatory

ALPINE SECURITIZATION LTD as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-Fact

By:	/s/ Erin McCutcheon
Name: Erin McCutcheon
Title: Director

By:	/s/ Michael Eaton
Name: Michael Eaton
Title: Vice President

Signature Page to Amendment No. 3 to Second Amended and Restated MRA

PENNYMAC CORP., as a Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PENNYMAC HOLDINGS, LLC, as a Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PMC REO FINANCING TRUST, as the REO Subsidiary

By:	PennyMac Corp., as Administrator

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as a Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PENNYMAC OPERATING PARTNERSHIP, L.P., as a Seller and as a Guarantor

By:  PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Signature Page to Amendment No. 3 to Second Amended and Restated MRA